As filed with the U.S. Securities and Exchange Commission on November 3, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JIUZI HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No.168 Qianjiang Nongchang Gengwen Road, 15th Floor

Economic and Technological Development Zone

Xiaoshan District, Hangzhou City

Zhejiang Province 310000

People’s Republic of China
+86-0571-82651956

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

M. Ali Panjwani, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2025

PROSPECTUS

Jiuzi Holding Inc.

Up to 18,440,000 Ordinary Shares Issuable Upon Exercise of the Warrants

This prospectus relates to the resale or other disposition from time to time of up to 18,440,000 of our ordinary shares, par value $0.00195 per share (the “Ordinary Shares”, the Ordinary Shares being registered hereunder, the “Subject Shares”) of Jiuzi Holding Inc., a Cayman Islands corporation (the “Company”) that may be sold from time to time by the Selling Securityholders named in this prospectus (each, a “Selling Securityholder”, collectively, the “Selling Securityholders”), issuable upon exercise of certain common warrants (each, a “Warrant”, collectively, the “Warrants”) issued pursuant to certain securities purchase agreement (the “SPA”) by and among the Company and certain non-affiliated investors (the “Investors”), dated as of September 29, 2025.

We are registering the resale of these securities by the Selling Securityholders, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer, pursuant to the registration rights under the SPA. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution”. We will pay certain expenses associated with the registration of the resale of these securities covered by this prospectus, as described in the section titled “Plan of Distribution”.

We will receive the proceeds from the exercise of the Warrants to the extent such Warrants are exercised by the Selling Securityholders for cash. The Warrants entitle the Investors to purchase one Ordinary Share at the exercise price of $0.3799 per Ordinary Share, subject to certain adjustments provided therein. We believe that the likelihood that the Selling Securityholders will determine to exercise its Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. Our Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols JZXN”. On October 31, 2025, the closing price of our Ordinary Shares was $0.3221 per share. There is no assurance that all the Warrants will remain “in the money” prior to their expiration or that the Selling Securityholders will exercise their respective Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the Selling Securityholders will be paid by the Selling Securityholders.

Any references to “Jiuzi” are to Jiuzi Holdings Inc., the holding company and any references to “we”, “us”, “our Company,” “the Company,” or “our” are to Jiuzi Holdings Inc. and its subsidiaries. We conduct operations through Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi, our operating subsidiary in China.

Jiuzi is a Cayman Islands incorporated holding company and it does not conduct operations. Jiuzi conducts business through its subsidiaries in China. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by its subsidiaries.

Jiuzi is a Cayman Islands incorporated holding company, conducting business through its subsidiaries’ operations in China. Cash is transferred through our organization in the manner as follows: (i) Jiuzi may transfer funds to the Jiuzi WFOE, through its Hong Kong subsidiary, Jiuzi (HK) Limited, or Jiuzi HK, by additional capital contributions or shareholder loans, as the case may be; (ii) Jiuzi WFOE may provide loans to Zhejiang Jiuzi, subject to statutory limits and restrictions; (iii) funds from Zhejiang Jiuzi to Jiuzi WFOE are remitted as services fees; and (iv) Jiuzi WFOE may make dividends or other distributions to us through Jiuzi HK. Jiuzi is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Jiuzi HK is also permitted under the laws of Hong Kong to provide funding to Jiuzi through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. Relying on the opinion of our PRC counsel, Zhejiang Taihang Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company and the subsidiaries. Our Company and our subsidiaries do not have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. However, if we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Zhejiang Jiuzi by way of dividend payments. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company and our subsidiaries. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors - Risks Related to Our Ordinary Shares - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.” beginning on page 47 of the annual report on Form 20-F for the fiscal year ended October 31, 2024 filed by the Company on March 3, 2025, and amended on June 3, 2025, September 3, 2025 and September 24, 2025 (collectively, the “2024 Annual Report”).

Additionally, we are subject to certain legal and operational risks associated with Zhejiang Jiuzi’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the our operations, significant depreciation of the value of our ordinary shares or may cause the value of our ordinary shares to become worthless, or a complete hindrance of our ability to offer or continue to offer our securities to investors.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor Zhejiang Jiuzi has been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our continued listing and offering of securities from the China Securities Regulatory Commission or any other PRC governmental authorities. Relying upon the opinion of our PRC counsel, Zhejiang Taihang Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our continued listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities of our continued listing and offering of securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

Our holding company structure involves unique risks to investors. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow our holding company structure in the future, it will likely result in a material change in our financial performance, our operations and our results of operations and/or the value of our ordinary shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to our holding company structure, doing business in the PRC, and the offering as a result of the structure, see “Risk Factors - Risks Related to Our Corporate Structure,” and “Risk Factors - Risks Related to Doing Business China” on pages 17 and 20 of item 3. D of the 2024 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. Relying upon the opinion of our PRC legal counsel, Zhejiang Taihang Law Firm, the Selling Securityholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Securityholders’ resale. See “Risk Factors — Risks Related to Our Corporate Structure – The approval or filing requirement of the China Securities Regulatory Commission may be required in connection with any future offing we may conduct, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filings.” beginning on page 19 of the 2024 Annual Report.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are also a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Securityholders may, from time to time, sell the Resale Securities offered by them described in this prospectus, as described under Plan of Distribution. We will not receive any proceeds from the sale by the Selling Securityholders of the Resale Securities offered by them described in this prospectus. Information about the Selling Securityholders may change over time. When the Selling Securityholders sell the Resale Securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. Before purchasing any Resale Security, you should carefully read both this prospectus and the accompanying prospectus supplement, if any (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and “Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“Guangxi Zhitongche” refers to Guangxi Nanning Zhitongche New Energy Technology Co., Ltd., a PRC company which is 90% owned by Hangzhou Zhitongche;

●	“Hangzhou Zhitongche” refers to Hangzhou Zhitongche Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi HK” refers to Jiuzi (HK) Limited, a limited liability company organized under the laws of Hong Kong;

●	“Jiuzi New Energy” refers to Zhejiang Jiuzi New Energy Network Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi WFOE” refers to Zhejiang Navalant New Energy Automobile Co. Ltd, a limited liability company organized under the laws of the PRC, which is wholly-owned by Jiuzi HK;

●	“Shangli Jiuzi” refers to Shangli Jiuzi New Energy Vehicles Co., Ltd., a PRC company and 59% owned subsidiary of Zhejiang Jiuzi;

●	“Zhejiang Jiuzi” refers to Zhejiang Jiuzi New Energy Vehicles Co., Ltd., a wholly owned subsidiary of Jiuzi WFOE in the PRC

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

The Company desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from offerings under this prospectus;

●	other matters described under “Item 3. D.-Risk Factors” in the 2024 Annual Report, which is incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision. For additional information, see the section of this prospectus entitled “Where You Can Find More Information.”

Overview

Jiuzi is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our PRC operating subsidiaries. Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company. Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the Company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc.

Jiuzi New York Inc. (“Jiuzi New York”), a New York corporation established on April 3, 2023. It was a wholly owned subsidiary of Jiuzi Holdings. It was mainly involved in corporate investment consulting.

Jiuzi New Energy International Holding Group (HK) Limited. (“New Energy Holding HK”) was incorporated on May 23, 2023. It was a wholly owned subsidiary of Jiuzi New York and a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China. It was mainly involved in corporate investment consulting.

Shenzhen Jiuzi New Energy Holding Group Co., Ltd. (“Shenzhen Jiuzi”) was incorporated on August 1, 2023 under the laws of the People’s Republic of China. It was a wholly owned subsidiary of New Energy Holding HK and mainly involved in sales of electrical accessories for new energy vehicles, sales of charging/battery swap infrastructure for new energy vehicles, sales of electricity chargers, operating electric charging infrastructure for new energy cars, leasing of charging control equipment, research and development of emerging energy technology, sales of new energy driven equipment, recycling wasted power battery of new energy vehicles and cascade utilization (excluding operating hazardous wastes).

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus:

We commit our core competencies in the renewable energy sector with driving innovation. We enter into trade business with a focus on sales of new energy batteries including design, commissioned processing, transportation and packaging, sales of electrical equipment, mobile phone accessories and other products. In future, we will focus on sales and production of electric two wheelers, three wheelers and slow-speeding cars in Southeast Asia.

Our revenues consist of (i) Sales of new energy batteries, including production, transportation, and packaging, primarily in the mainland Pearl River Delta region; and (ii) Sales and production of electric vehicles in Southeast Asia, including two-wheelers, three-wheeled electric scooters, and slow-speed vehicles.

For the year ended October 31, 2024 and for the six months ended April 30, 2025, we generated revenue of $1.4 million and $0.98 million, respectively.

The new energy battery industry (primarily including power batteries and energy storage batteries) has become one of the core drivers of global energy transformation and green economic development in recent years. With the rapid adoption of electric vehicles (EVs) and the accelerated development of renewable energy, the new energy battery industry is experiencing unprecedented growth opportunities.

Through our PRC Operating Subsidiaries, we aim to build an operating system where the headquarters effectively empowers franchisees with our brand recognition, client base, financial support, and operational and logistical assistance. Our growth strategies include the following:

1.	Continue Brand Building and Franchise Store Expansion

We plan to establish subsidiaries or operational outlets in key new energy cities across mainland China to enhance our brand presence. Currently, we have set up subsidiaries in Shenzhen, Beijing, and Hong Kong. The next step is to open operational sites and marketing channels in cities such as Hangzhou, Guangzhou, and Hefei. This will help increase our brand influence and create a scale effect.

2.	Market Expansion and Diversified Applications

-	Establish Long-term Partnerships with Major Automakers: Become a core battery supplier for leading automotive companies while also focusing on niche markets such as commercial vehicles and two-wheelers.

-	Seize Opportunities in Renewable Energy: Expand into the home energy storage, commercial and industrial energy storage, and grid-level energy storage markets.

-	Explore Emerging Applications: Investigate the potential of batteries in emerging fields such as electric ships, electric aircraft, and drones.

3.	Collaboration and Ecosystem Development

-	Deep Collaboration with Automakers: Jointly develop customized battery solutions with automotive companies to enhance product competitiveness.

-	Build an Industrial Ecosystem: Collaborate with material suppliers, equipment manufacturers, and recycling companies to create synergies, reduce costs, and mitigate risks.

Supply Chain

The supply chain for new energy batteries (such as power batteries and energy storage batteries) is a complex and highly specialized system, involving multiple stages from raw material extraction to the delivery of the final product. Currently, our company’s battery business primarily serves the electric vehicle (EV), energy storage systems, and consumer electronics sectors.

Key Application Areas:

-	Electric Vehicles: Power batteries are the core component of electric vehicles, accounting for 30%-40% of the total vehicle cost.

-	Energy Storage Systems: Including home energy storage, commercial and industrial energy storage, and grid-level energy storage.

-	Consumer Electronics: Such as mobile phones, laptops, drones, and other devices.

Given our company’s long-term experience and established network in the new energy market, we analyze market demand and identify suitable manufacturers or agents to produce batteries branded with our company logo. After signing a contract, we typically provide an advance payment of 30%-50%, and the production cycle usually takes about 1-2 weeks, depending on the size of the order. Once the batteries are received, they are inspected and inventoried at our company warehouse before being shipped to customers who have placed sales orders.

Marketing and Branding

To effectively promote our new energy battery brand and enhance market recognition and customer trust, we will establish subsidiaries or operational outlets in key market regions such as Shenzhen, Beijing, Hangzhou, Hefei, and Chongqing. Our marketing and branding strategies will focus on the following approaches:

1.	Define Target Markets and Customer Segments

-	B2B Customers: Target customers include electric vehicle (EV) manufacturers, energy storage system integrators, and energy companies. Marketing focus: Emphasize technical advantages, reliability, cost-effectiveness, and long-term partnership value.

-	B2C Customers: Target customers include EV owners and home energy storage users. Marketing focus: Highlight product performance, safety, environmental benefits, and cost efficiency.

2.	Industry Exhibitions and Partnerships

-	Participate in Industry Exhibitions, Attend major industry events such as the China International Battery Fair (CIBF) and New Energy Vehicle Exhibitions. Showcase the latest products and technologies to connect with potential customers and partners.

-	Collaborate with Automotive and Energy Companies, Establish strategic partnerships with EV manufacturers and energy storage system integrators to become their preferred battery supplier. Conduct joint branding campaigns to enhance market influence.

3.	International Market Expansion

-	Localized Marketing Strategies

-	Tailor marketing strategies to local market demands and cultural characteristics when entering international markets. For example, emphasize environmental sustainability in European markets and focus on technological innovation and performance in North American markets.

-	International Certifications and Standards: Obtain international certifications (e.g., UL, CE) and comply with local standards to enhance brand competitiveness in global markets.

By implementing these strategies, we aim to effectively promote our new energy battery brand, increase market awareness, and build customer trust. We will combine our technical strengths with customer needs while leveraging innovative marketing approaches and high-quality service experiences to establish long-term brand loyalty.

Competitive Advantages

As the global population continues to grow and industrialization accelerates, the issue of energy scarcity is becoming increasingly prominent. The emergence of new energy batteries can effectively alleviate this problem and promote sustainable economic development. New energy batteries have long been regarded as a crucial component of sustainable development and have been vigorously promoted by many countries. By utilizing new energy batteries, we can reduce environmental pollution and energy consumption, thereby implementing sustainable development strategies.

We believe our primary competitive factors are:

1.	Early Market Entry and Brand Recognition: We entered the industry relatively early and have gradually increased brand awareness through marketing and promotional activities. Due to our competitive pricing and a wide range of new energy vehicle options in third- and fourth-tier cities, we have gained recognition from both consumers and industry peers. As a result, we have accumulated substantial resources in the new energy vehicle industry, which is the largest demand sector for batteries and related industries.

2.	Geographical and Industrial Chain Advantages in the Pearl River Delta Region: The Pearl River Delta region, particularly Shenzhen, offers unique geographical and market advantages. In the past, one out of every four mobile phones globally was produced in Shenzhen. Today, one out of every six new energy vehicles comes from Shenzhen-based companies. Both mobile phones and new energy vehicles rely on a common energy source-lithium batteries. The small lithium battery has given rise to a massive battery materials industry chain, which has become a critical “lifeline” connecting Shenzhen’s industrial rise across different eras. As a significant “Battery Capital” in China, Shenzhen has completed a transformative leap from consumer battery production to power battery production, achieving comprehensive coverage from upstream battery materials to downstream applications. The Shenzhen Advanced Battery Materials Industry Cluster has been selected as part of the “National Advanced Manufacturing Cluster” by the Ministry of Industry and Information Technology, making it one of the four Shenzhen clusters to join the “national team.” Our company will leverage this unparalleled market advantage to achieve rapid growth.

3.	Global Network Expansion and Resource Integration: Leveraging the platform of a publicly listed company, we have expanded our global network, further integrating resources and demand. This has allowed us to reduce channel costs and enhance operational efficiency.

These competitive advantages position us strongly in the new energy battery industry, enabling us to capitalize on the growing demand for sustainable energy solutions and drive future growth.

Reverse Stock Splits

On July 7, 2023, the Board declared a reverse stock split at a ratio of 1-for-18 (the “2023 Reverse Split“) for shares having a par value of $0.001 per share, effective on July 10, 2023. Following the 2023 Reverse Split, the Ordinary Shares of the Company had a par value of $0.018 per share.

On February 15, 2024, the Company’s shareholders approved by ordinary resolution a share consolidation or reverse stock split of the Company’s Ordinary Shares at a ratio of 1-for-13, such that each 13 Ordinary Shares of the Company shall be combined into one Ordinary Share of the Company (the “2024 Reverse Split”). The 2024 Reverse Split was effective on July 3, 2024. Following the 2024 Reverse Split, the Company’s authorized share capital is US$9,750,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.00195 each.

Intellectual Property

Our trademark “Jiuzi New Energy” was registered with China’s trademark Bureau on June 28, 2018 under international category 12 (vehicles, electrical vehicles etc.) and international category 37 (vehicle maintenance service, vehicle cleaning services etc.), and international category 39 (transportation, driver services, car rental, etc.). The trademark will be valid for ten years until June 27, 2028. We also have 13 software copyrights that are registered with China’s National Copyright Administration.

Recent Developments

On September 23, 2025, the Company announced to have a strategic adjustment to expand its business, and to begin pursuing opportunities to the management and investment of digital assets (the “Crypto Strategy”). The Company appointed Dr. Douglas Edward Buerger as the Company’s chief operating officer to support the Company’s strategic planning, business development, and long-term growth initiative. To further supplement the Company’s Crypto Strategy, the Board of the Company approved to adopt Crypto Asset Management Policy, to ensure a prudent risk management framework, which includes (i) clear Investment Mandate; (ii) stringent asset selection; (iii) professional oversights and (iv) highest-tier custody standards. On October 13, 2025, the Company has purchased a total of 100 Bitcoin.

On September 29, 2025, the Company entered into an SPA with certain Investors, pursuant to which the Company agreed to sell and issue a total of 9,220,000 Ordinary Shares to the Investors at a purchase price of US$0.60 per share, in a registered direct offering of $5.532 million of its securities (the “Offering”). Concurrently with this Offering, we are also issuing to the Investors, in a private placement under Rule 506 of Regulation D, the Warrants excisable for an aggregate of 18,440,000 shares, exercisable immediately for five and a half years with an exercise price of $0.6 per Ordinary Share, subject to certain adjustments therein. The closing of the Offering occurred on September 30, 2025.

On October 7, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain Non-U.S. investors (collectively, the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers an aggregate of 30,000,000 Ordinary Shares, of the Company at a price of $0.4 per share and warrants to purchase an aggregate of 90,000,000 Ordinary Shares, for the aggregate purchase price of $12,000,000.

Regulations

As a Cayman company with all of our operations conducted in China through PRC operating subsidiaries, we are subject to certain legal and operational risks associated with doing business in China. See “Regulations” under Item 4. A, and “Risk Factors” under Item 3. D of the 2024 Annual Report, which is incorporated herein by reference for more details, please also see “Risk Factors” hereunder.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

Jiuzi is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China.

The Company’s principal executive offices are located at No.168 Qianjiang Nongchang Gengwen Road, Suite 1501, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000, and its telephone number is (86) 0571-8265-1956. Our registered agent in the Cayman Islands is Osiris International Cayman Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

THE OFFERING

Issuer	Jiuzi Holdings Inc.

Ordinary Shares offered by the Selling Securityholder	Up to 18,440,000 Ordinary Shares Issuable Upon Exercise of the Warrants.

Ordinary Shares outstanding before the offering	50,231,389 shares outstanding as of October 27, 2025.

Use of proceeds	To the extent such Warrants are exercised for cash, 70% of the net proceeds from the exercise of the Warrants held by the Selling Securityholders will be for the purchase of crypto assets and the remaining 30% will be for working capital and general corporate purposes.

Market for Ordinary Shares	Our Ordinary Shares are currently traded on Nasdaq under the symbols “JZXN”.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus.

For additional information concerning the offering, please see the “Plan of Distribution” section of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” you should carefully consider the specific risks set forth herein and under Item 3. D. Risk Factors in the 2024 Annual Report, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Securities

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the industry we operate in, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Jiuzi Holdings, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares to fall.

The Selling Securityholders can sell, under this prospectus, up to 18,440,000 Ordinary Shares. Depending on the price, other securityholders may have paid significantly more than the Selling Securityholders for any Ordinary Shares they may have purchased in the open market based on variable market price. All the Subject Shares offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the Subject Shares being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the Subject Shares they purchased due to the price at which the Selling Securityholders initially purchased the Subject Shares.

In addition, the resale, or expected or potential resale, of a substantial number of shares of our Ordinary Shares in the public market, including the Ordinary Shares registered in this registration statement, could occur at any time. Such sales, or the perception that such sales could occur, could adversely affect the market price for our Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer such securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Sales, or the perception of sales, of our Ordinary Shares, including those registered in this registration statement, by us or our existing shareholders in the public market could cause the market price for our Ordinary Shares to decline.

The sale, or the perception that such sales could occur, of substantial amounts of Ordinary Shares in the public market, including the Ordinary Shares registered in this registration statement and the company’s other registration statements, could harm the prevailing market price of the Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. The Warrants entitle the Investors to purchase one Ordinary Share at the exercise price of $0.3799 per Ordinary Share, subject to certain adjustments provided therein. We believe that the likelihood that the Selling Securityholders will determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. To the extent that the market price for our Ordinary Shares is less than $0.3799 per share, we believe that the Selling Securityholders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Selling Securityholders is more likely to exercise their Warrants if the price of our Ordinary Shares is above $0.3799 per share. On October 31, 2025, the closing price of our Ordinary Shares was $0.3221 per share. There is no assurance that the Warrants will remain in “in the money” prior to their expiration or that the Selling Securityholders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

DIVIDEND POLICY

We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under the Company’s articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See “Description of Securities and Warrants” for additional information.

DESCRIPTION OF SECURITIES

Ordinary Shares

The Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. The Company is authorized to issue a total of 5,000,000,000 Ordinary Shares of $0.00195 par value per share. As of October 27, 2025, there were 50,231,389 Ordinary Shares outstanding and issued.

Memorandum and Articles of Association

For a description of our Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our 2024 Annual Report, which is incorporated by reference herein.

Warrants

Pursuant to the SPA, the Company issued to the investor party thereto Warrants to purchase up to an aggregate of 18,440,000 Ordinary Shares. Such Warrants are exercisable immediately on the closing date, or September 30, 2025 at an initial exercise price of $0.60 per share and will expire on March 30, 2031.

The exercise price of the Warrants may be adjusted in certain circumstances, including the event of a stock dividend, subdivision or the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction. On October 8, 2025, the exercise price of the Warrants was adjusted to $0.3799 per share due to the subsequent issuance of the Company’s securities.

At no time may a holder of a Warrant exercise such warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all other Ordinary Shares owned by such holder and its affiliates at such time, the number of Ordinary Shares which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding Ordinary Shares.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole Ordinary Share.

Other Private Placement Warrants

On April 28, 2023, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with selected accredited investors (collectively, the “2023 Investors”). Pursuant to the Subscription Agreement, the Company issued and sold to the 2023 Investors an aggregate of 8,000,000 units at a price of $0.15 per unit for an aggregate purchase price of $1,200,000 in a private placement (the “April 2023 Offering”).

Each unit is comprised of one (1) Ordinary Share, and five (5) warrants, each to purchase one Ordinary Share (collectively, the “April 2023 Warrants”). Each April 2023 Warrant is exercisable to purchase one Ordinary Share at a price of $0.35 per share at any time from November 5, 2023, six (6) months after May 5, 2023, the closing date of the April 2023 Offering (the “Initial Exercise Date”) and at or before 5:00 p.m., Eastern Time, on November 5, 2028, the five-year anniversary of the Initial Exercise Date.

The April 2023 Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

October 2023 PIPE Warrants

On October 20, 2023, the Company entered into certain securities purchase agreement (the “October 2023 SPA”) with certain “non-U.S. Persons”, pursuant to which the Company sold an aggregate of 113,636,360 units (the “Units”), each Unit consisting of one Ordinary Share and a warrant to purchase three Ordinary Shares (“October 2023 PIPE Warrant”), at a price of $0.44 per Unit, for an aggregate purchase price of approximately $50 million (the “Offering”).

The October 2023 PIPE Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $1.10, for cash (the “October 2023 PIPE Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the October 2023 PIPE Warrant Shares. The October 2023 PIPE Warrants shall expire five years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

October 2025 PIPE Warrants

On October 7, 2025, the Company entered into a securities purchase agreement (the “October SPA”) with certain Non-U.S. investors (collectively, the “Purchasers”) pursuant to which the Company sold to the Purchasers an aggregate of 30,000,000 Ordinary Shares, at a price of $0.4 per share and warrants (the “October 2025 Warrants”) to purchase an aggregate of 90,000,000 Ordinary Shares, for the aggregate purchase price of $12,000,000.

The October 2025 Warrants was issued by the Company on October 16, 2025 (the “Issuance Date”), which is exercisable immediately at the initial exercise price of $0.4 per share, subject to customary adjustments provisions therein, and will expire at 5:00 p.m. New York time on the fifth-year anniversary of the Issuance Date.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of not less than two-thirds of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Directors of a Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Description of Preferred Shares, Debt Securities, Rights, Units, and Other Securities

Not applicable.

SELLING SECURITYHOLDERS

This prospectus relates to the registration and resale by the Selling Securityholders set forth in the table below of up to 18,440,000 Ordinary Shares issuable upon exercise of the Warrants.

In this prospectus, the term “Selling Securityholders” includes the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus), and any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution, membership distribution or other transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders. Each Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. Each Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their securities since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. We cannot advise you as to whether any Selling Securityholders will, in fact, sell any or all of such securities.

The following table sets forth, as of the date of this prospectus, the name of each Selling Securityholder, the aggregate number of Ordinary Shares beneficially owned by each Selling Securityholders immediately prior to the offering, the number of Ordinary Shares that may be sold by each Selling Securityholders under this prospectus and the number of Ordinary Shares that such Selling Securityholders will beneficially own after such Ordinary Shares are sold.

The percentage of beneficial ownership is calculated based on 50,231,389 Ordinary Shares outstanding as of October 27, 2025, adjusted for each owner’s warrants held by that person that are currently exercisable or exercisable within 60 days of October 27, 2025, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Selling securityholders information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholders may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Beneficial Ownership Prior to this Offering		Ordinary Shares	Beneficial Ownership After this Offering
Name	Number of Shares	%	Being Offered	Number of Shares	%
Intracoastal Capital LLC (1)	2,440,000	4.63%	2,440,000	0	-
S.H.N Financial Investments Ltd.(2)	2,638,192	4.99%	4,000,000	0	-
L1 Capital Global Opportunities Master Fund (3)	2,638,192	4.99%	4,000,000	0	-
Anson Investments Master Fund LP (4)	2,638,192	4.99%	3,120,000	1,560,000	2.92%
Anson East Master Fund LP (5)	1,320,000	2.54%	880,000	440,000	*
Funds managed by Empery Asset Management, LP(6)	2,638,192	4.99%	4,000,000	0

*	less than 1%

(1)	“Number of Shares of Ordinary Shares Beneficially Owned Prior to the Offering”, and “Number of Shares of Ordinary Shares Being Offered” includes 2,440,000 shares of Ordinary Shares issuable to Intracoastal Capital, LLC (“Intracoastal”) upon exercise of the Warrants. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(2)

“Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering” consists of Ordinary Shares S.H.N Financial Investments Ltd (“SHN”) beneficially owns as of October 27, 2025, after giving effect to the limitation percentage of 4.99% (the “Limitation Percentage”). Without regard to the Limitation Percentage, as of October 27, 2025, SHN would beneficially own an aggregate of 4,000,000 Ordinary Shares, which are from the Ordinary Shares issuable to upon exercise of the Warrants, and are registered herein under the column of “Number of Shares of Ordinary Shares Being Offered”. Nir Shamir (“Nir”) and Hadar Shamir (“Hadar”), each of whom are managers of SHN have shared voting control and investment discretion over the securities reported herein that are held by SHN. As a result, each of Nir and Hadar may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is Arik Einstein 3, Herzliya, Israel.

(3)	“Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering” consists of Ordinary Shares L1 Capital Global Opportunities Master Fund (“L1 Capital”) beneficially owns as of October 27, 2025, after giving effect to the limitation percentage of 4.99% (the “Limitation Percentage”). Without regard to the Limitation Percentage, as of October 27, 2025, L1 Capital would beneficially own an aggregate of 4,000,000 Ordinary Shares, which are from the Ordinary Shares issuable to upon exercise of the Warrants, and are registered herein under the column of “Number of Shares of Ordinary Shares Being Offered”. David Feldman (“Mr. Feldman”) and Joel Arber (“Mr. Arber”) are the directors of L1 Capital. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(4)	“Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering” consists of Ordinary Shares Anson Investments Master Fund LP (“Anson Investments”) beneficially owns as of October 27, 2025, after giving effect to the limitation percentage of 4.99% (the “Limitation Percentage”). Without regard to the Limitation Percentage, as of October 27, 2025, Anson Investments would beneficially own an aggregate of 4,680,000 Ordinary Shares, which includes (i) 1,560,000 Ordinary Shares issued pursuant to the SPA; and (ii) 3,120,000 Ordinary Shares issuable to upon exercise of the Warrants, and are registered herein under the column of “Number of Shares of Ordinary Shares Being Offered”. Anson Advisors Inc. (“Anson Advisors”) and Anson Funds Management LP (“Anson Funds”), the co-investment advisors of Anson Investments, holding voting and dispositive power over the Ordinary Shares held by Anson Investments. Tony Moore (“Mr. Moore”) is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds. Moez Kassam (“Mr. Kassam”) and Amin Nathoo (“Mr. Nathoo”) are directors of Anson Advisors. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)	“Number of Shares of Ordinary Shares Beneficially Owned Prior to the Offering” consists of (i) 440,000 Ordinary Shares issued to Anson East Fund LP (“Anson East”) pursuant to the SPA, and (ii) 880,000 Ordinary Shares issuable upon exercise of the Warrants. “Number of Shares of Ordinary Shares Being Offered” includes 880,000 Ordinary Shares issuable upon exercise of the Warrants. Anson Advisors and Anson Funds, the co-investment advisors of Anson East, holding voting and dispositive power over the Ordinary Shares held by Anson East. Mr. Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds. Mr. Kassam and Mr. Nathoo are directors of Anson Advisors. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6)	“Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering” consists of Ordinary Shares issuable upon exercise of Warrants held by Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”) as of October 27, 2025, after giving effect to the beneficial ownership limitation percentage of 4.99% (the “Limitation Percentage”) set forth in the Warrants. Without giving effect to the Limitation Percentage, as of October 27, 2025, Empery Asset Management Empery Asset Management, LP, the authorized agent of the Empery Funds, would be deemed to beneficially own an aggregate of 4,000,000 Ordinary Shares, issuable upon exercise of (i) 1,854,603 Warrants held by EWM, (ii) 855,838 Warrants held by ETE and (iii) 1,289,558 Warrants held by ETE III, and which are being registered herein under the column of “Number of Shares of Ordinary Shares Being Offered”. Empery Asset Management, LP has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe (“Mr. Hoe”) and Ryan Lane (“Mr. Lane”), in their capacity as investment managers of Empery Asset Management, LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Securityholder is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 18,440,000 of our Ordinary Shares, issuable upon exercise of the Warrants.

We will receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. The Warrants entitle the Investors to purchase one Ordinary Share at the exercise price of $0.3799 per Ordinary Share, subject to certain adjustments provided therein. We believe that the likelihood that the Selling Securityholders will determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. To the extent that the market price for our Ordinary Shares is less than $0.3799 per share, we believe that the Selling Securityholders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Selling Securityholders is more likely to exercise their Warrants if the price of our Ordinary Shares is above $0.3799 per share.

We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders.

The term “Selling Securityholder” include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership or membership distribution or other transfer. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholder and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The securities offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders,

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholder or the purchasers of the securities,

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans,

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions,

●	any other method permitted pursuant to applicable law, and

●	a combination of any such methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholder.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

At the time a particular offering of the Subject Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholder, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.” Our Ordinary Share is listed on the Nasdaq and trades under the symbol “JZXN.” The transfer agent of our Ordinary Share is Transhare Corporation.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Ordinary Shares by the Selling Securityholders.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholder, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Expenses	Amount
SEC registration fee	$967.69
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	These fees cannot be determined at this time.

Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for the Company by Maples and Calder (Hong Kong) LLP. The legality of certain legal matters relating to U.S. law has been passed upon for the Company by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements for the three fiscal years ended October 31, 2024, and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

The consolidated financial statements for the three fiscal years ended October 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

ENFORCEABILITY OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Zhejiang Taihang Law Firm, our PRC counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Zhejiang Taihang Law Firm, our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that uncertainty with regard to Cayman Islands law exists as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. There is no treaty between the U.S. and the Cayman Islands which provides for any enforceability. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands. Additionally, some causes of action available under the U.S. federal securities laws may not be available or enforceable in Cayman Islands courts if they are contrary to public policy in the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it files with them. This means that the Company can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the Company’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When the Company updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

The Company incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended October 31, 2024, filed with the SEC on March 3, 2025 and amended on June 3, 2025, September 3, 2025 and September 24, 2025;

●	Its Reports on Form 6-K filed with the SEC on February 20, 2025, March 13, 2025, March 27, 2025, July 31, 2025, August 26, 2025, August 28, 2025, September 2, 2025, September 25, 2025, September 29, 2025, October 2, 2025, October 3, 2025, October 7, 2025, October 8, 2025, October 17, 2025, and October 27, 2025;

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-40405) filed with the SEC on May 11, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that Jiuzi incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to at No. 168 Qianjiang Nonchang Gengwen Road, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, People’s Republic of China, 310000.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Form of Common Warrants (Incorporated herein by reference to the Exhibit 4.1 to the report on Form 6-K filed with the U.S. Securities and Exchange Commission on October 3, 2025)
5.1**	Opinion of Maples and Calder (Hong Kong) LLP
10.1	Form of Purchase Agreement (Incorporated herein by reference to the Exhibit 10.1 to the report on Form 6-K filed with the U.S. Securities and Exchange Commission on October 3, 2025)
10.2	Placement Agent Agreement dated September 29, 2025 between the Company and Maxim Group LLC (incorporated herein by reference to Exhibit 10.2 to the report on Form 6-K filed with the U.S. Securities and Exchange Commission on October 3, 2025)
23.1**	Consent of Audit Alliance LLP
23.2**	Consent of WWC, P.C.
23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4**	Consent of Zhejiang Taihang Law Firm
24.1**	Powers of Attorney (included on signature page of this registration statement)
107**	Filing Fee Table

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in People’s Republic of China, on November 3, 2025.

Jiuzi Holdings Inc.

By:	/s/ Tao Li
Tao Li
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Tao Li, the Chief Executive Officer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tao Li	Chief Executive Officer and Chairman	November 3, 2025
Tao Li	(Principal Executive Officer)

/s/ Huijie Gao	Chief Financial Officer	November 3, 2025
Huijie Gao	(Principal Financial and Accounting Officer)

/s/ Wenqian Gao	Director	November 3, 2025
Wenqian Gao	Director

/s/ Pengyuan Li	Independent Director	November 3, 2025
Pengyuan Li

/s/ Xinping Li	Independent Director	November 3, 2025
Xinping Li

/s/ Yi Zhu	Independent Director	November 3, 2025
Yi Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on November 3, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Partner